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                                                                     EXHIBIT 4.6

                          CERTIFICATE OF INCORPORATION

                                       OF

                            KCS ENERGY SERVICES, INC.

                              ********************

             Pursuant to Section 102 of the General Corporation Law

                            of the State of Delaware

         The undersigned, a natural person of legal age, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify and set forth:

         1. Corporate Name. The name of the corporation is:

            KCS Energy Services, Inc.

         2. Registered Office and Agent. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the registered agent is The Corporation Trust Company.

         3. Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Authorized Capital. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100), par value of $.01 per share.

         5. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

         6. Election of Directors. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

         7. Keeping of Books. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

         8. Right to Amend. The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         9. Stockholders. If any action is to be taken by the stockholders without a meeting, such action must be authorized by the unanimous written consent signed by all of the holders of the outstanding stock.

         10. Limitation on Liability. No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the corporation and stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

         11. Directors. The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                              NAME                               MAILING ADDRESS
                              ----                               ---------------
                James W. Christmas                          379 Thornall Street
                                                            Edison, New Jersey  08837

                Henry A. Jurand                             379 Thornall Street
                                                            Edison, New Jersey  08837

                Harry Lee Stout                             5555 San Felipe, Suite 1200
                                                            Houston, Texas  77056

         12. Incorporator. The name and mailing address of the incorporator of the corporation is:

         Jeannette Rutkowski
         379 Thornall Street
         Edison New Jersey  08837

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have h hereunto set my hand this 23rd day of September, 1996.

                                    /s/ Jeannette Rutkowski
                                    --------------------------------------------
                                    Jeannette Rutkowski, Paralegal